Exhibit 4

                        Constellation Energy Group, Inc.

                       Management Long-Term Incentive Plan

                                     (Plan)

1. Objective. The objective of this Plan is to increase shareholder value by providing a long-term incentive to reward management level and other designated employees of Constellation Energy and its Subsidiaries, whose responsibilities include the continued growth, development, and financial success of Constellation Energy and its Subsidiaries, for the continued profitable performance of Constellation Energy and its Subsidiaries. The Plan is also designed to assist Constellation Energy and its Subsidiaries to retain talented and motivated management level and other designated employees and to increase their ownership of Constellation Energy common stock.

2. Definitions. All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

         "Award" means individually or collectively, Restricted Stock, Options, Performance Units, Stock Appreciation Rights, or Dividend Equivalents granted under this Plan.

         "Board" means the Board of Directors of Constellation Energy.

         "Book Value" means the book value of a share of Stock determined in accordance with Constellation Energy's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section 10.

         "Constellation Energy" means Constellation Energy Group, Inc., a Maryland corporation, or its successor, including any "New Company" as provided in Section 14I.

         "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

         "Date of Grant" means the date on which the granting of an Award is authorized by the Plan Administrator or such later date as may be specified by the Plan Administrator in such authorization.

         "Date of Retirement" means the date of Retirement or Early Retirement.

         "Disability" means the determination that a Participant is "disabled" under the Constellation Energy disability plan in effect at that time.

         "Dividend Equivalent" means an award granted under Section 11.

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         "Early  Retirement"  means  retirement  prior to the Normal  Retirement
         Date.

         "Earned Performance Award" means an actual award of a specified number of Performance Units (or shares of Restricted Stock, as the context requires) which the Plan Administrator has determined have been earned and are payable (or, in the case of Restricted Stock, earned and with respect to which restrictions will lapse) for a particular Performance Period.

         "Eligible Employee" means any person employed by Constellation Energy or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section 5.

         "Exercise Period" means the period or periods during which a Stock Appreciation Right is exercisable as described in Section 10.

         "Fair Market Value" means the average of the highest and lowest price at which the Stock was sold regular way on the New York Stock Exchange-Composite Transactions on a specified date.

         "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "Normal Retirement Date" is the retirement date as described in the Pension Plan or a Subsidiary's retirement or pension plan.

        "Option" or "Stock Option" means either a nonqualified stock option or an incentive stock option granted under Section 8.

        "Option Period" or "Option Periods" means the period or periods during which an Option is exercisable as described in Section 8.

        "Participant" means an employee of Constellation Energy or a Subsidiary who has been granted an Award under this Plan.

        "Pension Plan" means the Pension Plan of Constellation Energy Group,Inc. as may be amended from time to time.

        "Performance-Based" means that in determining the amount of a Restricted Stock Award payout, the Plan Administrator will take into account the performance of the Participant, Constellation Energy, one or more Subsidiaries, or any combination thereof.

        "Performance Period" means a period of time, established by the Plan Administrator at the time an Award is granted, during which corporate and/or individual performance is measured.

        "Performance Unit" means a unit of measurement equivalent to such amount or measure as defined by the Plan Administrator which may include, but is not limited to, dollars, market value shares, or book value shares.

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        "Plan  Administrator"  means,  as set  forth in  Section  4,  the  Chief
        Executive Officer of Constellation Energy.

        "Restricted Stock" means an Award granted under Section 7.

        "Retirement" means retirement on or after the "Normal Retirement Date" (as such term is defined in the Pension Plan or a Subsidiary's retirement or pension plan).

        "Service-Based" means that in determining the amount of a Restricted Stock Award payout, the Plan Administrator will take into account only the period of time that the Participant performed services for Constellation Energy or its Subsidiaries since the Date of Grant.

        "Stock" means the common stock, without par value, of Constellation Energy.

        "Stock Appreciation Right" means an Award granted under Section 10.

        "Subsidiary(ies)" means any corporation of which 20% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by Constellation Energy.

        "Target Performance Award" means a targeted award of a specified number of Performance Units (or shares of Restricted Stock, as the context requires) which may be earned and payable (or, in the case of Restricted Stock, earned and with respect to which restrictions will lapse) based upon the performance objectives for a particular Performance Period, all as determined by the Plan Administrator. The Target Performance Award will be a factor in the Plan Administrator's ultimate determination of the Earned Performance Award.

        "Termination" means resignation or discharge from employment with Constellation Energy or any of its Subsidiaries except in the event of death, Disability, Retirement or Early Retirement.

3.      Effective Date and Duration.

        A. Effective Date.  The Plan became  effective as of February 1, 1998.

        B. Period for Grants of Awards. Awards may be made as provided herein for a period of 10 years after February 1, 1998.

        C. Grants Outstanding. Grants outstanding at the effective time of the share exchange between Constellation Energy and the common stockholders of Baltimore Gas and Electric Company (BGE) were converted from BGE common stock-based grants to Constellation Energy common stock-based grants.

4. Plan Administration. The Chief Executive Officer of Constellation Energy is the Plan Administrator and has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated objective. Such

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        determinations  shall be final and not  subject to further  appeal.  The
        Plan Administrator shall have the power to delegate all or any part of his/her duties to one or more designees, and to withdraw such authority, by written designation.

5. Eligibility. Each employee of Constellation Energy who holds a management level position, and other employees of Constellation Energy and its Subsidiaries, may be designated by the Plan Administrator as a Participant, from time to time, with respect to one or more Awards. No employee of Constellation Energy or its Subsidiaries shall have any right to be granted an Award under this Plan.

6.      Grant of Awards and  Limitation  of Number of Shares  Awarded.
        The Plan  Administrator  may,  from time to time,  grant
        Awards to one or more Eligible Employees, provided that (i) subject to any adjustment pursuant to Section 14H, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed three million (3,000,000) shares; (ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) shares delivered by Constellation Energy under the Plan may be authorized and unissued Stock, Stock held in the treasury of Constellation Energy, or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

7.      Restricted Stock Awards.

        A. Grants of Restricted Shares. One or more shares of Restricted Stock may be granted to any Eligible Employee. The Restricted Stock will be issued to the Participant on the Date of Grant without the payment of consideration by the Participant. The Restricted Stock will be issued either in the name of the Participant or in an agent account on behalf of one or more Participants, and will bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Restricted Stock until the expiration of the restriction period.

        The Plan Administrator may also impose such other restrictions and conditions on the Restricted Stock as it deems appropriate, and will designate the grant as either a Service-Based or Performance-Based Award.

        Upon  issuance  to  the  Participant  of  the  Restricted   Stock,   the
        Participant will have the right to vote the Restricted Stock, and subject to the Plan Administrator's discretion, to receive the cash dividends distributable with respect to such shares, with such dividends treated as compensation to the Participant. The Plan Administrator, in his/her sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Plan Administrator.

        B.       Service-Based Award.

                  i. Restriction Period. At the time a Service-Based Restricted Stock Award is granted, the Plan Administrator will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Plan Administrator.

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                  ii.  Forfeiture or Payout of Award. In the event a Participant ceases employment during a restriction period, a Restricted Stock Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination - the Restricted Stock Award is completely forfeited; (b) Retirement, Disability or death - payout of the Restricted Stock Award is prorated for service during the period; or
         (c) Early Retirement - if at the Participant's  request,  the payout or
         forfeiture  of  the  Restricted   Stock  Award  is  determined  at  the
         discretion of the Plan Administrator, or if at Constellation Energy's request, payout of the Restricted Stock Award is prorated for service during the period; provided, however, that the Plan Administrator may modify the above if it determines at his/her sole discretion that special circumstances warrant such modification.

         Any shares of Restricted Stock which are forfeited will be transferred to Constellation Energy.

         Upon completion of the restriction period, all Award restrictions will expire and certificates representing the Award will be issued (the payout) without the restrictive legend described in Section 7A.

         C.       Performance-Based Award.

                  i. Restriction Period. At the time a Performance-Based Restricted Stock Award is granted, the Plan Administrator will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Plan Administrator. The Plan Administrator will also establish a Performance Period.

                  ii.  Performance  Objectives.   The  Plan  Administrator  will
         determine, no later than 90 days after the beginning of each Performance Period, the performance objectives for each Participant's Target Performance Award and the number of shares of Restricted Stock for each Target Performance Award that will be issued on the Date of Grant. Performance objectives may vary from Participant to Participant and will be based upon such performance criteria or combination of factors as the Plan Administrator deems appropriate, which may include, but not be limited to, the performance of the Participant, Constellation Energy, one or more Subsidiaries, or any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance-Based Restricted Stock Awards for which different Performance Periods are prescribed. If, during the course of a Performance Period significant events occur as determined in the sole discretion of the Plan Administrator, which the Plan Administrator expects to have a substantial effect on a performance objective during such period, the Plan Administrator may revise such objective.

                  iii. Forfeiture or Payout of Award. As soon as practicable after the end of each Performance Period, the Plan Administrator will determine whether the performance objectives and other material terms of the Award were satisfied. The Plan Administrator's determination of all such matters will be final and conclusive.

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         As soon as  practicable  after  the  later  of (i) the  date  the  Plan
         Administrator makes the above determination, or (ii) the completion of the restriction period, the Plan Administrator will determine the Earned Performance Award for each Participant. Such determination may result in forfeiture of all or some shares of Restricted Stock (if Target Performance Award performance objectives were not attained), or the issuance of additional shares of Stock (if Target Performance Award performance objectives were exceeded), and will be based upon such
         factors  as  the  Plan   Administrator   determines   at  his/her  sole
         discretion, but including the Target Performance Award performance objectives.

         In the event a Participant ceases employment during a restriction period, the Restricted Stock Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination - the Restricted Stock Award is completely forfeited; (b) Retirement, Disability or death - payout of the Restricted Stock Award is prorated taking into account factors including, but not limited to, service during the period; and the performance of the Participant during the portion of the Performance Period before employment ceased; or (c) Early Retirement - if at the Participant's request, the payout or forfeiture of the Restricted Stock Award is determined at the discretion of the Plan Administrator, or if at Constellation Energy's request, payout of the Restricted Stock Award is prorated taking into account factors including, but not limited to, service during the period and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that the Plan Administrator may modify the above if it determines at his/her sole discretion that special circumstances warrant such modification.

         Any shares of Restricted Stock which are forfeited will be transferred to Constellation Energy.

         With respect to shares of Restricted Stock for which restrictions lapse, certificates will be issued (the payout) without the restrictive legend described in Section 7A. Certificates will also be issued for additional Stock, if any, awarded to the Participant because Target Performance Award performance objectives were exceeded.

         D. Waiver of Section 83(b) Election. Unless otherwise directed by the Plan Administrator, as a condition of receiving an Award of Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant.

8.       Stock Options

         A. Grants of Options. One or more Options may be granted to any Eligible Employee on the Date of Grant without the payment of consideration by the Participant.

         B. Stock Option Agreement. Each Option granted under the Plan will be evidenced by a "Stock Option Agreement" between Constellation Energy and the Participant containing provisions determined by the Plan Administrator, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if

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         directed  by the Plan  Administrator  at the Date of  Grant;  provided, however, that each Incentive Stock Option Agreement must include the following terms and conditions: (i) that the Options are exercisable, either in total or in part, with a partial exercise not affecting the exercisability of the balance of the Option; (ii) every share of Stock purchased through the exercise of an Option will be paid for in full at the time of the exercise; (iii) each Option will cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant's purchase of the Stock to which the Option relates, (b) the Participant's exercise of a related Stock Appreciation Right, or
         (c) the lapse of the Option; (iv) Options will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative; and (v) notwithstanding any other provision, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate Constellation Energy with another company is submitted to the stockholders of Constellation Energy for a vote, the Plan Administrator, in his\her sole discretion, may declare any previously granted Option to be immediately exercisable.

         C. Option Price. The Option price per share of Stock will be set by the grant, but will be not less than 100% of the Fair Market Value at the Date of Grant.

         D. Form of Payment. At the time of the exercise of the Option, the Option price will be payable in cash or in other shares of Stock or in a combination of cash and other shares of Stock, in a form and manner as required by the Plan Administrator in his/her sole discretion. When Stock is used in full or partial payment of the Option price, it will be valued at the Fair Market Value on the date the Option is exercised.

         E. Other Terms and Conditions. The Option will become exercisable in such manner and within such Option Period or Periods, not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full. Except as otherwise provided in this Plan or in the Stock Option Agreement, any Option may be exercised in whole or in part at any time.

         F. Lapse of Option. An Option will lapse upon the earlier of: (i) 10 years from the Date of Grant, or (ii) at the expiration of the Option Period set by the grant. If the Participant ceases employment within the Option Period and prior to the lapse of the Option, the Option will lapse as follows: (a) Termination - the Option will lapse on the effective date of the Termination; or (b) Retirement, Early Retirement, or Disability - the Option will lapse at the expiration of the Option Period set by the grant; provided, however, that the Plan Administrator may modify the above if he/she determines in his/her sole discretion that special circumstances warrant such modification. If the Participant dies within the Option Period and prior to the lapse of the Option, the Option will lapse at the expiration of the Option Period set by the grant unless it is exercised before such time by the Participant's legal representative(s) or by the person(s) entitled to do so under the Participant's Will or, if the Participant fails to make testamentary disposition of the Option or dies intestate, by the person(s) entitled to receive the Option under the applicable laws of descent and distribution.

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         G. Individual Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year are first exercisable will not exceed $100,000 with respect to such calendar year (or such other individual limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

9.       Performance Units.

         A. Performance Units. One or more Performance Units may be earned by an Eligible Employee based on the achievement of preestablished performance objectives during a Performance Period.

         B. Performance Period and Performance Objectives. The Plan Administrator will determine a Performance Period and will determine, no later than 90 days after the beginning of each Performance Period, the performance objectives for each Participant's Target Performance Award and the number of Performance Units subject to each Target Performance Award. Performance objectives may vary from Participant to Participant and will be based upon such performance criteria or combination of factors as the Plan Administrator deems appropriate, which may include, but not be limited to, the performance of the Participant, Constellation Energy, one or more Subsidiaries, or any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

         If during the course of a Performance Period significant events occur as determined in the sole discretion of the Plan Administrator which the Plan Administrator expects to have a substantial effect on a performance objective during such period, the Plan Administrator may revise such objective.

         C. Forfeiture or Payout of Award. As soon as practicable after the end of each Performance Period, the Plan Administrator will determine whether the performance objectives and other material terms of the Award were satisfied. The Plan Administrator's determination of all such matters will be final and conclusive.

         As soon as practicable after the date the Plan Administrator makes the above determination, the Plan Administrator will determine the Earned Performance Award for each Participant. Such determination may result in an increase or decrease in the number of Performance Units payable based upon such Participant's Target Performance Award, and will be based upon such factors as the Plan Administrator determines in his/her sole discretion, but including the Target Performance Award performance objectives.

         In the event a Participant ceases employment during a Performance Period, the Performance Unit Award is subject to forfeiture or payout as follows: (a) Termination - the Performance Unit Award is completely forfeited; (b) Retirement, Disability or death - payout of the Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before

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         employment  ceased;  or (c) Early Retirement - if at the  Participant's request, the payout or forfeiture of the Performance Unit Award is determined at the discretion of the Plan Administrator, or if at Constellation Energy's request, payout of the Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that the Plan Administrator may modify the above if it determines in
         his/her  sole  discretion  that  special   circumstances  warrant  such
         modification.

         D. Form and Timing of Payment. Each Performance Unit is payable in cash or shares of Stock or in a combination of cash and Stock, as determined by the Plan Administrator in his/her sole discretion. Such payment will be made as soon as practicable after the Earned Performance Award is determined.

10.      Stock Appreciation Rights.

         A. Grants of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Plan Administrator may impose.

         B. Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable; both such Stock Appreciation Right and the Option to which it relates will not be exercisable during the six months following their respective Dates of Grant except in the event of the Participant's Disability or death. A Stock Appreciation Right issued independent of an Option will be exercisable pursuant to such terms and conditions established in the grant. Notwithstanding such terms and conditions, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate Constellation Energy with another company is submitted to the stockholders of Constellation Energy for a vote, the Plan Administrator, in his/her sole discretion, may declare any previously granted Stock Appreciation Right immediately exercisable.

         C. Failure to Exercise. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

         D. Payment. An exercisable Stock Appreciation Right granted pursuant to an Option will entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Plan Administrator at the Date of Grant: (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Option price, times the number of shares called for

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         by the  Stock  Appreciation  Right  (or  portion  thereof)  which is so surrendered, or (2) the excess of the Book Value of one share of Stock at the date of exercise over the Book Value of one share of Stock at the Date of Grant of the related Option, times the number of shares called for by the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Plan Administrator at the Date of Grant: (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Fair Market Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right, or (2) the excess of the Book Value of one share of Stock at the date of exercise of the Stock Appreciation Right over the Book Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right.

         The Plan Administrator may direct the payment in settlement of the Stock Appreciation Right to be in cash or Stock or a combination thereof. Alternatively, the Plan Administrator may permit the Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right, provided that (i) the Plan Administrator must consent to or disapprove such election and (ii) unless the Plan Administrator directs otherwise, the election and the exercise must be made during the period beginning on the 3rd business day following the date of public release of quarterly or year-end earnings and ending on the 12th business day following the date of public release of quarterly or year-end earnings. The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

         E. Nontransferable. A Stock Appreciation Right will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

         F. Lapse of a Stock Appreciation Right. A Stock Appreciation Right will lapse upon the earlier of: (i) 10 years from the Date of Grant; or (ii) at the expiration of the Exercise Period as set by the grant. If the Participant ceases employment within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse as follows: (a) Termination - the Stock Appreciation Right will lapse on the effective date of the Termination; or (b) Retirement, Early Retirement, or Disability - the Stock Appreciation Right will lapse at the expiration of the Exercise Period set by the grant; provided, however, that the Plan Administrator may modify the above if he/she determines in his/her sole discretion that special circumstances warrant such modification. If the Participant dies within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse at the expiration of the Exercise Period set by the grant unless it is exercised before such time by the Participant's legal representative(s) or by the person(s) entitled to do so under the Participant's Will or, if the Participant fails to make

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

         testamentary disposition of the Stock Appreciation Right or dies intestate, by the person(s) entitled to receive the Stock Appreciation Right under the applicable laws of descent and distribution.

11.      Dividend Equivalents.

         A. Grants of Dividend Equivalents. Dividend Equivalents may be granted under the Plan in conjunction with an Option or a separately awarded Stock Appreciation Right, at the Date of Grant or by amendment, without consideration by the Participant. Dividend Equivalents may also be granted under the Plan in conjunction with Performance Units, at any time during the Performance Period, without consideration by the Participant. Dividend Equivalents will be granted under a Performance-Based Restricted Stock Award in conjunction with additional shares of Stock issued if Target Performance Award performance objectives are exceeded.

         B. Payment. Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a share of Stock on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 11D. The Plan Administrator, in his/her sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Plan Administrator.

         C. Nontransferable. A Dividend Equivalent will not be transferable by the Participant.

         D. Lapse of a Dividend Equivalent. Each Dividend Equivalent will lapse on the earlier of (i) the date of the lapse of the related Option or Stock Appreciation Right; (ii) the date of the exercise of the related Option or Stock Appreciation Right; (iii) the end of the Performance Period (or if earlier, the date the Participant ceases employment) of the related Performance Units or Performance-Based Restricted Stock Award; or (iv) the lapse date established by the Plan Administrator on the Date of Grant of the Dividend Equivalent.

12.      Accelerated Award Payout/Exercise.

         A. Change in Control. Notwithstanding anything in this Plan document to the contrary, a Participant is entitled to an accelerated payout or accelerated Option or Exercise Period (as set forth in Section 12B) with respect to any previously granted Award, upon the happening of a change in control.

         A change in control for purposes of this Section 12 means (i) the purchase or acquisition by any person, entity or group of persons, (within the meaning of section 13(d) or 14(d) of the 1934 Act, or any comparable successor provisions), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20 percent or more of either the outstanding shares of common stock of Constellation Energy or the combined voting power of Constellation Energy's then outstanding shares of voting securities entitled to a vote generally, or (ii) the consummation of, following the approval by the stockholders of Constellation Energy, of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of

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

         Constellation Energy immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding securities, or (iii) a liquidation or dissolution of Constellation Energy or the sale of substantially all of its assets, or (iv) a change of more than one-half of the members of the Board within a 90-day period for reasons other than the death, disability, or retirement of such members.

         B. Amount of Award Subject to Accelerated Payout/Option Period/Exercise Period. The amount of a Participant's previously granted Award that will be paid or exercisable upon the happening of a change in control will be determined as follows:

         Restricted Stock Awards. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of Restricted Stock that were issued on the Date of Grant, prorated based on the number of months of the restriction period that have elapsed as of the payout date. Also, with respect to Performance-Based Restricted Stock Awards, in determining the amount of the payout, maximum performance achievement will be assumed.

         Stock Option Awards and Stock Appreciation Rights. Any previously granted Stock Option Awards or Stock Appreciation Rights will be immediately exercisable.

         Performance Units. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of Performance Units subject to the Target Performance Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the payout date, and assuming that maximum performance was achieved.

         C. Timing of Accelerated Payout/Option Period/Exercise Period. The accelerated payout set forth in Section 12B will be made in cash within 30 days after the date of the change in control. The accelerated Option Period/Exercise Period set forth in Section 12B will begin on the date of the change in control, and applicable payments will be in cash. When Stock is related to the Award, the amount of cash will be determined based on the Fair Market Value of Stock on the payout or exercise date, whichever is applicable.

13.      Amendment of Plan.

         The Plan Administrator may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except no such action may be taken without the consent of the Participant to whom any Award was previously granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder.

14.      Miscellaneous Provisions.

        A. Nontransferability. No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute, and (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), and approved by the Plan Administrator, to satisfy income tax withholding.

         B. No Employment Right. Participation in this Plan shall not constitute a contract of employment between Constellation Energy or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

         C. Tax Withholding. Constellation Energy or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by Constellation Energy or a Subsidiary. Subject to compliance with any requirements of applicable law, the Plan Administrator may permit or require a Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Stock satisfied through the payment of cash by the Participant to Constellation Energy or a Subsidiary, the retention by Constellation Energy or a Subsidiary of shares of Stock, or delivery of previously owned shares of the
         Participant's Stock, having a Fair Market Value equal to the withholding amount.

         D. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

         E. Government and Other Regulations. The obligation of Constellation Energy to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. Constellation Energy shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, Constellation Energy may restrict its transfer in such manner as it deems advisable to ensure such exempt status. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

         F. Indemnification. The Plan Administrator (and his/her designees), and Constellation Energy's Chairman of the Board, and President and all other employees of Constellation Energy or its Subsidiaries whose assigned duties include matters under the Plan, shall be indemnified by Constellation Energy or its Subsidiaries or from proceeds under insurance policies purchased by Constellation Energy or its Subsidiaries against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any related claim.

         G. Changes in Capital Structure. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Stock, then appropriate adjustments shall be made in the shares of Stock theretofore awarded to the Participants and in the aggregate number of shares of Stock which may be awarded pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of Stock issued as the result of any such change shall bear the same restrictions as the shares of Stock to which they relate.

         H. Constellation Energy Successors. In the event Constellation Energy becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which Constellation Energy will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of Constellation Energy under this Plan.

         I. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

         J. Relationship to Other Benefits. Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

         K. Expenses. The expenses of administering the Plan shall be borne by Constellation Energy and its Subsidiaries.

         L. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.


                  This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

                           You may obtain without  charge,  upon written or oral
                  request, a copy of documents incorporated by reference in the Registration Statement on file with the Securities and Exchange Commission pertaining to the securities offered under the Management Long-Term Incentive Plan. In addition you may obtain, without charge, upon written or oral request, a copy of documents that are required to be delivered under Rule 428(b) of the Securities Act including our annual report to shareholders or annual report on Form 10-K and a copy of the documents that comprise the prospectus.

                           To make a request for any of these documents, you may
                  telephone or write:

                                 David A. Brune,
                               Corporate Secretary

                              250 West Pratt Street

                                   20th floor

                         Baltimore, Maryland 21201-2437

                                 (410) 783-3600

                       Management Long-Term Incentive Plan

                                    Appendix

                  Additional Information

                    Participants  may obtain  additional  information  about the
                  Plan by contacting:

                                    Steven R. Mantegna
                                    Director - Compensation
                                    Constellation Energy Group, Inc.
                                    250 West Pratt Street
                                    20th Floor
                                    Baltimore, MD 21201-2437
                                    (410) 783-3680

                           After  each  grant  is  made,  participants  will  be
                  furnished with information about the amount of the grant. At least annually, participants will be furnished with information about their outstanding grants.

                           In  general,   grants  subject  to  restrictions  are
                  taxable to participants when the restrictions lapse, and deductible by Constellation Energy at such time, based on the fair market value of the awards when the restrictions lapse. Additionally, options are subject to other special tax provisions.